Exhibit 99.1

AVITA Medical Announces Changes to its Board of Directors

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Veteran healthcare executive Joe Woody joins the Board
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Lou Panaccio retires after over a decade of service

VALENCIA, Calif., January 5, 2026 (GLOBE NEWSWIRE) — AVITA Medical®, Inc. (ASX: AVH, NASDAQ: RCEL), a leading therapeutic acute wound care company delivering transformative solutions, today announced the appointment of Joe Woody as a new non-executive Director and the retirement of Lou Panaccio, who served as Chairman from July 2014 to August 2025.

“We are pleased to welcome Joe to the Board. His extensive track record leading global med-tech companies and driving commercial excellence will be invaluable as we continue to scale AVITA Medical’s growth,” said Cary Vance, Interim CEO of AVITA Medical. “Lou has been instrumental in shaping the Company’s commercial and operational strategy for more than a decade, and we are deeply grateful for his dedication and leadership.”

Joe Woody is a seasoned healthcare executive with more than two decades of leadership experience across the medical technology sector, most recently serving as CEO of Avanos Medical from 2017 to 2024, and previously, as President and CEO of Acelity Holdings. His background spans multiple senior executive roles, including with Covidien and Smith & Nephew. Across his storied professional career, Mr. Woody also served on the Board of Directors of AdvaMed, Inc., the largest trade association in the U.S. for the medical device, diagnostics, and digital health technology sectors, for over a decade.

“We are delighted to welcome Joe to the Board of Directors,” said Jan Stern Reed, Lead Independent Director. “His appointment strengthens our Board’s depth of experience and supports our commitment to long-term value creation. We also extend our sincere appreciation to Lou for his years of dedicated service, steady leadership, and significant contributions to the Company.”

“I’m honored to join AVITA Medical’s Board at such a pivotal stage,” said Mr. Woody. “I look forward to working with my fellow directors and the leadership team as the Company executes on its vision and continues delivering innovative acute wound care solutions to patients worldwide.”

About AVITA Medical, Inc.

AVITA Medical is a leading therapeutic acute wound care company delivering transformative solutions. Our technologies are designed to optimize wound healing, effectively accelerating the time to patient recovery. At the forefront of our platform is the RECELL® System, approved by the U.S. Food and Drug Administration for the treatment of thermal burn and trauma wounds. RECELL harnesses the healing properties of a patient’s own skin to create Spray-On Skin™ Cells, offering an innovative solution for improved clinical outcomes at the point-of-care. In the U.S., AVITA Medical also holds the rights to manufacture and exclusive rights to market, sell, and distribute PermeaDerm®, a biosynthetic wound matrix, and the exclusive rights to market, sell, and distribute Cohealyx®, an AVITA Medical-branded collagen-based dermal matrix.

In international markets, the RECELL System is approved to promote skin healing in a wide range of applications, including thermal burn and trauma wounds, with regulatory clearances in Europe, and excluding RECELL GO®, in Australia and Japan.

To learn more, visit www.avitamedical.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The Company undertakes no obligation to publicly update or revise any of these statements, except as required by law. For additional information and other important factors that may cause actual results to differ materially from forward-looking statements, please see the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K and other publicly available filings for a discussion of these and other risks and uncertainties.

Investor & Media Contact:

Ben Atkins

Phone +1-805 341 1571

investor@avitamedical.com | media@avitamedical.com

Authorized for release by the Board of Directors of AVITA Medical, Inc.

©2025 AVITA Medical. AVITA Medical®, Cohealyx®, RECELL®, RECELL GO®, and Spray-On SkinTM Cells are trademarks of AVITA Medical. PermeaDerm® is a registered trademark owned by Stedical Scientific, Inc. All other trademarks are the properties of their respective owners.